EXHIBIT 10.1

Execution Copy

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT by and between Makor Properties, LLC, a Massachusetts limited liability company (“Makor” or “Seller”) and Paladin Realty Partners, LLC (“Paladin” or “Purchaser”) is made effective as of December 20, 2004.

W I T N E S S E T H:

1. Sale. Upon the terms and provisions and subject to the conditions hereof, on the Closing Date (hereinafter defined ), Seller shall grant, bargain, sell, convey and assign to Purchaser, and Purchaser shall purchase and accept from Seller, for the purchase price herein set forth, all of Seller’s undivided 63.86% interest in that certain parcel of land located in North Little Rock, Pulaski County, Arkansas, at 801 Fiber Optic Drive, commonly known as FEDEX GROUND consisting of approximately 10.95 acres of real property owned in fee simple by Seller and 801 FO, LLC (“801 FO”) and described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”), including, to the extent owned by Seller, all of Seller’s right, title and interest in and to all strips and gores of land lying adjacent to the Land and Seller’s interest in all easements, privileges, rights of way, riparian and other water rights, if any, underlying any adjacent streets or roads, and appurtenances pertaining to or accruing to the benefit of the Land (“Other Rights”), and:

(a) All of Seller’s undivided 63.86% interest in and to all improvements, buildings, structures and fixtures (to the extent not owned by Tenant) located on the Land, presently consisting of a FEDEX GROUND DISTRIBUTION FACILITY building and related real property improvements located on the Land (the “Improvements”); and

(b) All of Seller’s undivided 63.86% interest as landlord in and to that one certain lease (“Lease”) affecting the Land and the Improvements dated December 11, 2000, by and between the Seller and 801 FO, as successor landlords, and FedEx Ground Package System, Inc., a Delaware corporation (“Tenant”) (collectively, the “Lease Interest”); and

(c) To the extent assignable, all of Seller’s undivided 63.86% interest in and to all intangible property, if any, owned by Seller and related to the Land and Improvements (but excluding cash and cash equivalents), including, without limitation, Seller’s rights and interests, if any, in and to the following (to the extent assignable): (i) all plans and specifications and other architectural and engineering drawings for the Land and Improvements; (ii) all warranties or guaranties given or made with respect to the Improvements; and (iii) all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality with to respect to the ownership, development, construction, leasing, or operation of the Land and Improvements (collectively, the “Intangible Property”).

The Land, Improvements, Intangible Property and Other Rights are collectively hereinafter referred to as the “Property” and Seller’s undivided 63.86% interest in the Property, Lease Interest and Intangible Property is hereinafter collectively referred to as “Seller’s Undivided Interest” or “Makor’s Undivided Interest”).

2. Purchase Price. The total purchase price to be paid to Seller by Purchaser for Seller’s Undivided Interest shall be TWO MILLION SIX HUNDRED EIGHTEEN THOUSAND TWO HUNDRED SIXTY and 00/100 DOLLARS ($2,618,260.00) (the “Purchase Price”), payable as follows:

(a) Deposit. Upon execution of this Agreement by the Purchaser and Seller, Purchaser shall deposit the sum of ONE HUNDRED THOUSAND and 00/100 Dollars ($100,000.00) (the “Deposit”) with the Escrow Agent (hereinafter named).

(b) Cash to Close. On the Closing Date, Escrow Agent shall pay the Deposit to Seller and the Purchaser shall pay to the Seller, by wire transfer of immediately available funds, the balance of the Purchase Price in the amount of TWO MILLION FIVE HUNDRED EIGHTEEN THOUSAND TWO HUNDRED SIXTY and 00/100 DOLLARS ($2,518,260.00), increased or diminished by those credits, prorations and adjustments, required herein. The foregoing assumes Seller will pay out of the Purchase Price at Closing Seller’s prorata 63.86% share of the existing mortgage indebtedness to Regions Bank with respect to the Property. To the extent said current lender allows Purchaser to assume Seller’s 63.86% share of said existing mortgage indebtedness, and Purchaser elects to do so, the cash payment at Closing shall be appropriately reduced by the amount of Seller’s said share of said indebtedness so assumed by Purchaser. In such event it shall be a condition to Seller’s obligation to close hereunder that Seller (and any guarantors) be fully released and discharged from all liability with respect to said indebtedness, and the form and substance of said instruments of release shall be reasonably acceptable to Seller.

3. Due Diligence Period.

(a) Purchaser shall have a period of thirty (30) days after the Effective Date hereof (subject to extension as provided below, the “Due Diligence Period”), to (i) reasonably complete its due diligence inspections, including a customary physical inspection of the Property and customary investigations of the Lease, relevant current financial data, records, tax bills, governmental or quasi-governmental licenses or permits, as-built drawings and specifications, surveys, title reports, soil tests, original environmental reports and any updates, appraisals, engineering studies, maintenance records, if any, insurance documentation, and any maintenance, service or other agreements presently in effect, in each case to the extent in the possession or under the control of the Seller, pertaining to the acquisition, development, construction, ownership, leasing, condition and operation of the Property (collectively, the “Records”); (ii) obtain the approval of the Property’s current lender/mortgage holder to the transactions contemplated hereby; and (iii) obtain all of Purchaser’s internal approvals. True, correct and complete copies of the Records shall be delivered to or made available to Purchaser promptly upon request after the Effective Date. Purchaser shall have the right by written notice to Seller to extend the Due Diligence Period for up to an additional fifteen (15) days (thereby making the Due Diligence Period a total of up to forty-five (45) days in the aggregate) if Purchaser requires such additional time to complete its (i) environmental review or (ii) appraisal. If, at any time prior to the termination of the Due Diligence Period, Purchaser, in its sole and absolute discretion, determines that it is unwilling to proceed with this transaction for any reason whatsoever, then Purchaser may terminate this Agreement by notifying Seller in writing on or before the termination of the Due Diligence Period and, upon such notice, the Escrow Agent shall return the Deposit (with interest accrued thereon) to Purchaser, Purchaser shall return the Records to Seller, and this Agreement shall thereafter become null and void, except for the provisions of Subsection 3(b), Section 14, Section 15 and Section 18 hereof. If Purchaser fails to notify Seller in writing prior to the expiration of the Due Diligence Period of Purchaser’s election to terminate this Agreement as set forth above, then Purchaser shall be deemed to have waived its right of termination under this Section 3.

(b) Purchaser shall indemnify and hold harmless Seller and 801 FO from and against any damages to the Property and any claims, losses, liabilities, costs and expenses incurred by or asserted against Seller or 801 FO to the extent arising out of or in connection with any inspection of the Property by Purchaser or its agents or representatives or any activities of or actions taken by Purchaser or its agents or representatives on or with respect to the Property. The provisions of this Subsection 3(b) shall survive any termination of this Agreement.

4. Title and Survey Matters.

(a) Status of Title. At Closing, Seller shall convey title to Seller’s Undivided Interest to Purchaser by means of a Special Warranty Deed (the “Deed”) and, as relevant, a Special Warranty Bill of Sale and Assignment (the “Bill of Sale”), in customary form reasonably acceptable to Purchaser, free and clear of all claims, liens and encumbrances arising by or through Seller, but in any event subject to the following items (the “Permitted Exceptions”): (i) rights of the Tenant arising under the Lease; (ii) real property taxes for 2004 and subsequent years (subject, however to adjustments pursuant to Section 5 hereof); and (iii) the matters set forth on Exhibit “B” attached hereto and made a part hereof. In the event Purchaser elects to assume Seller’s obligation under the current mortgage indebtedness with respect to the Property, the lien relating to said mortgage indebtedness shall likewise constitute a Permitted Exception hereunder.

(b) Preliminary Title Report. Within fifteen (15) days after the Effective Date, Seller shall deliver to Purchaser a customary owner’s title commitment, together with copies of all instruments listed therein as exceptions to title to the Property, issued by Beach Abstract and Guaranty Company, as a local agent of Chicago Title Insurance Company or another title insurance company acceptable to Purchaser (the

“Title Company”), dated subsequent to the date of this Agreement, showing fee simple title to Seller’s Undivided Interest in the Land to be held by Seller (the “Title Commitment”) and subject to the customary terms thereof committing the Title Company to issue to Purchaser upon the Closing a standard policy of title insurance to insure fee simple title to Seller’s Undivided Interest in the Land to Purchaser, in an amount equal to the Purchase Price, subject only to Permitted Exceptions (the “Title Policy”). It shall not be objectionable if the Title Commitment shall show the existence of other liens, encumbrances or title conditions other than the Permitted Exceptions provided (i) the same are discharged, canceled of record and terminated at or prior to Closing by Seller, and (ii) the Title Company shall delete same as of the Closing from the Title Commitment and the Title Policy to be issued pursuant thereto, by endorsement or other manner reasonably acceptable to Purchaser. The cost of the Title Commitment and Policy shall be paid by Seller; provided, notwithstanding anything herein to the contrary, in the event Purchaser terminates this Agreement prior to the end of the Due Diligence Period, other than because of a title defect or other adverse matter relating to the Property or breach by Seller, then the cost of the Title Commitment (i.e., title search fee) shall be paid by Purchaser.

(c) Survey. After the Effective Date, Purchaser, at its sole expense, may cause a survey of the Property to be prepared, or may cause the most recent survey to be updated and recertified by a registered professional surveyor licensed to practice in the State of Arkansas (the “Survey”). Unless waived by Purchaser in writing, Purchaser shall have the right to require that the Survey: (i) be signed and certified by an Arkansas Registered Land Surveyor; (ii) be a closed boundary survey; (iii) locate and identify all existing above ground utilities either on site or adjacent to the Land; (iv) specifically identify all perimeter lines; (v) show the relation of the point of beginning of the Land to the monument from which it is fixed; (vi) locate all existing easements, reservations, dedications and setbacks of record (setting forth official recording information), adjoining alleys, streets and roads and distances thereto, and the centerline and width thereof; (vii) show any encroachments or overlaps on the Land; (viii) show all existing improvements, if any (such as buildings, power lines, curb cuts, fences, parking and paved areas, lakes, etc.); (ix) provide a legal description of the Land; (x) show the total square footage of the Land; (xi) be prepared in accordance with the minimum technical standards for land surveyors in Arkansas including compliance with customary ALTA survey requirements; (xii) state whether the Land appears on any U.S. Department of H.U.D. Flood Insurance Boundary Map, and, if so, whether the Land appears in the “Flood Hazard Area” shown on the map, and further identify Pulaski County Minimum Flood Criteria elevations; and (xiii) contain a surveyor’s certification to the Title Company and Purchaser conforming with customary ALTA standards and in a form sufficient to enable the Title Company to delete the standard survey exception from the Title Policy. In the event the Survey reflects any encroachments or overlaps, easements or any condition other than a Permitted Exception, which shall render the Seller’s title other than good, marketable and insurable, such matter shall be considered a Title Defect and shall be governed by the provisions of Subsection (e) of this Section 4.

(d) UCC Searches. Purchaser, at its sole cost and expense, may cause the Title Company to deliver to Purchaser after the Effective Date hereof, current searches of all Uniform Commercial Code financing statements filed with the Secretary of State of the State of Arkansas affecting Seller’s Undivided Interest. If such searches reveal claims or liens affecting Seller’s Undivided Interest (other than the Permitted Exceptions or liens securing indebtedness of Seller to be paid, discharged and released at Closing), then the cure provisions set forth in Subsection (e) of this Section 4 shall apply.

(e) Defects and Cure. The Title Commitment, Survey, and UCC Searches described in this Section 4 are collectively referred to as “Title Evidence.” Purchaser shall have until expiration of the Due Diligence Period to review all Title Evidence and to notify the Seller in writing of any objections. If the Title Evidence discloses liens, encumbrances, exceptions, objections or defects or any condition which shall render the Seller’ title other than good, marketable and insurable as herein provided, other than the Permitted Exceptions or liens securing indebtedness of Seller to be paid, discharged and released at Closing, (collectively “Title Defects”), it shall be a condition precedent to Purchaser’s obligation to Close that such Title Defects be cured and removed, within thirty (30) days after written notification by Purchaser to Seller of such Title Defect(s) (the “Cure Period”) and the Closing Date shall be postponed, if necessary, but not by more than thirty (30) days for such purpose (unless otherwise agreed to in writing by the parties). If all Title Defects are not removed, discharged or otherwise corrected within the Cure Period, then Purchaser may, at its option, either (i) terminate this Agreement by written notice to the Seller given within ten (10) days after the expiration of the Cure Period; or (ii) proceed to close and accept title “as is” without reduction in the Purchase Price. If Purchaser shall elect to terminate this Agreement pursuant to this Section 4(e), then the Deposit and all interest earned thereon shall be repaid to Purchaser and thereafter this Agreement shall be null and void and of no further force and effect, except for the provisions of Subsection 3(b), Section 14, Section 15 and Section 18 hereof. Notwithstanding any of the foregoing provisions of this Section 4 to the contrary, Seller shall be obligated to cure and remove any mortgage, deed to secure debt, deed of trust, security interest or similar security instrument encumbering all or any portion of Seller’s Undivided Interest (unless Purchaser elects to assume Seller’s obligation under the current mortgage indebtedness with respect to the Property), (b) any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of Seller’s Undivided Interest which are delinquent, (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located and (e) any other matters first appearing of record after the date of this Agreement and arising by, through or under Seller.

5. Adjustments and Prorations. The following items shall be prorated as of the Closing Date:

(a) To the extent Tenant is required to pay property taxes (including special improvement district assessments) under the Lease, such items shall not be prorated and the parties shall require same to be paid by the Tenant outside Closing pursuant to the terms of the Lease. Otherwise, such items shall be prorated between Purchaser and Seller as of the Closing Date.

(b) Seller’s undivided 63.86% undivided interest in base rent pursuant to the Lease shall be prorated as of the Closing.

(c) Any other operating expenses or other items pertaining to the Property that are customarily prorated between a purchaser and a seller in comparable commercial transactions.

6. Representations and Warranties of Seller. In addition to any representations and warranties elsewhere contained in this Agreement, the Seller hereby represents and warrants to Purchaser as follows:

(a) Seller has paid all bills and invoices for labor and material purchased by Seller (or to the knowledge of Seller, any third party on behalf of Seller) relating to the Property, and there are no mechanics’ liens or other claims outstanding in connection with the Property for labor or material of any kind purchased by Seller (or to the knowledge of Seller, any third party), and there exists no basis for which a mechanic’s, materialman’s or similar lien can properly be claimed against the Property or any portion thereof by reason of actions of Seller, or to the knowledge of Seller, any third party.

(b) Seller has received no notice (and to Seller’s knowledge no third party has received any notice) relating to any violation of, and to Seller’s knowledge the existing use and condition of the Property does not violate in any material respect, any zoning, building, health, fire, water use, or similar statute, any court order, or any ordinance, law, rule, regulation, or code of any governmental authority.

(c) There are no pending or, to Seller’s knowledge, threatened matters of litigation, administrative actions, investigations, or arbitration against or with respect to the Property, or any pending or, to Seller’s knowledge, threatened eminent domain, condemnation proceeding or other proposed governmental taking of the Property or any part thereof. No attachments, execution proceedings, assignments or insolvency proceedings are pending or threatened against or contemplated by Seller, or, to Seller’s knowledge, Tenant relating to Tenant’s leasehold interest in the Land and Improvements.

(d) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Massachusetts, and is duly qualified and in good standing as a foreign limited liability company in the State of Arkansas.

(e) Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated in this Agreement, and the execution, delivery and performance of this Agreement by

Seller has been duly and validly authorized and approved by Seller (and to the extent required, by its owners/members), and all other limited liability company action necessary with respect to the execution and delivery of this Agreement by Seller has been taken by Seller, and to the extent required, by its respective owners/members. This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(f) This Agreement and consummation of the transactions herein contemplated does not and will not conflict with or result in a breach or default under any agreement or instrument to which Seller is a party or to the knowledge of Seller, by which the Seller or the Property are bound (provided any assumption of the existing mortgage indebtedness with respect to the Property requires the consent of the current lender); and to the knowledge of Seller does not and will not constitute a violation of any applicable law, rule, regulation, judgment, order or decree of any governmental entity or court to which the Seller or the Property is subject.

(g) Except as disclosed in any existing environmental assessment delivered to Purchaser as a part of the Records or as permitted in Section 19.4(b) of the Lease, Seller has no knowledge (i) of the presence of any Hazardous Substances (as herein defined), including, but not limited to, transformers or equipment containing polychlorinated bipheryl (“PCBs”), on the Property, (ii) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property, (iii) of any spills or disposal of Hazardous Substances that have occurred or are occurring off the Property as a result of any construction on or operation and use of the Property, (iv) the presence of any asbestos on the Property, or (v) of any failure to comply with any applicable local, state or federal environmental laws, regulation, ordinance, or administrative or judicial order relating to the generation, recycling, reuse, sale, storage, handling, transport, and disposal of any Hazardous Substances with respect to the Property. Seller has not received (and to Seller’s knowledge no third party has received) any notice from any governmental authority regarding the existence of any Hazardous Substance on or with respect to the Property in violation of applicable law or governmental regulation. “Hazardous Substance” shall mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance, or other similar term by any applicable federal, state, or local environmental statute, regulation, or ordinance presently in effect.

(h) Seller has no knowledge of and has not received (and to Seller’s knowledge no third party has received) any notice of any special assessments of any nature pending or being contemplated with respect to the Property, or any part thereof, other than Special Improvement District Assessments referenced in the Permitted Exceptions.

(i) The Lease is in full force and effect according to the terms thereof and has not been modified, amended or altered, in writing, or otherwise. Tenant has no right to renew or extend the Lease, except as indicated in the Lease. All Landlord’s Work, as defined in the Lease, has been completed and accepted by Tenant without objection made to Seller, or to Seller’s knowledge any predecessor landlord. Seller and 801 FO, the current landlords under the Lease, are not in breach or default under the Lease in any material respect, and to Seller’s knowledge, Tenant is not in breach or default in any material respect thereunder, and no event has occurred to Seller’s knowledge which with notice, lapse of time or both would become a material breach or default under the Lease. The copy of the Lease attached hereto as Exhibit “E” and made a part hereof is a true, correct and complete copy of the Lease and all amendments, if any, thereto and constitutes the entire agreement between landlord and the tenant thereunder. The tenant under the Lease has not asserted to Seller in writing any defense, set-off or counterclaim remaining outstanding with respect to its tenancy or its obligation to pay rent and other charges pursuant to the Lease. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants which remain in effect with respect to the Property. All leasing commissions or brokerage fees accrued or due and payable with respect to the Lease have been paid in full.

(j) There is no personal property, machinery, apparatus and equipment owned (in whole or in part) by Seller or any affiliate of Seller and currently used in the operation, repair and maintenance of the Land and Improvements.

(k) Except for the Lease, the Permitted Exceptions and the TIC Agreement (as defined in Section 18(r)), there are no leases, leasing agreements, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which shall survive the Closing or be binding upon Purchaser. A true, correct and complete copy of the TIC Agreement and any and all amendments thereto have been provided to Purchaser, and (A) if Purchaser does not exercise its option to purchase 801 FO’s interest in the Property pursuant to the Option contained at the end of this Agreement (the “Option”), the parties acknowledge that after the Closing the TIC Agreement shall remain in force and effect between 801 FO and Purchaser as contemplated in the Option (unless a new agreement is entered into by Purchaser and 801 FO at or prior to the Closing) and (B) if Purchaser exercises the Option to purchase 801 FO’s interest in the Property, the TIC Agreement shall have no effect on the Property, Purchaser or Purchaser’s interest in the Property, to the end that said TIC Agreement shall simply remain a separate agreement between Seller and 801 FO in regard to their winding up of their affairs relating to their respective interests in the Property prior to the Closing. There are no payments due from Seller to 801 FO under the TIC Agreement and there are no unperformed obligations of Seller under the TIC Agreement.

The representations and warranties of Seller set forth in this Agreement shall survive the Closing of this transaction for a period of one (1) year; provided, however, that any claims arising with respect to the representations and warranties contained in Section 6(g) shall survive for a period of three (3) years following the Closing, and any claims arising with respect to the title representations in the Deed or Bill of Sale shall survive until expiration of the applicable statute of limitations relating thereto. The representations and warranties of Seller set forth in this Agreement shall be of no further force and effect (and further claims thereunder shall be barred) upon expiration of the applicable survival period as described above except to the extent, with respect to any particular alleged claim for breach, Purchaser gives Seller written notice prior to the expiration of the applicable survival period of such alleged claim for breach with reasonable detail as to the nature of such breach.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT SELLER’S UNDIVIDED INTEREST WILL BE SOLD TO PURCHASER HEREUNDER “AS-IS” AND SELLER HAS MADE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE PROPERTY OR SELLER’S UNDIVIDED INTEREST, OR OTHERWISE IN CONNECTION WITH THIS TRANSACTION. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABLITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Representations and Warranties of Purchaser. In addition to any representations and warranties elsewhere contained in this Agreement, Purchaser hereby represents and warrants to Seller as follows:

(a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated in this Agreement, and the execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized and approved by Purchaser (and to the extent necessary its owners/members), and all other limited liability company action necessary with respect to the execution and delivery of this Agreement by Purchaser has been taken by Purchaser (and to the extent necessary its owners/members). This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(c) This Agreement and consummation of the transactions herein contemplated does not and will not conflict with or result in a breach or default under any agreement or instrument to which Purchaser is a party or to the knowledge of Purchaser, by which Purchaser is bound, and to the knowledge of Purchaser does not and will not constitute a violation of any applicable law, rule, regulation, judgment, order or decree of any governmental entity or court to which the Purchaser or the Property is subject.

8. Closing and Related Matters.

(a) The Closing Date and Conditions.

(1) The delivery of the Purchase Price money, Deed, Bill of Sale, and other documents and acts necessary to complete the transactions provided for in this Agreement shall be referred to as the “Closing.” The Closing shall take place on a Business Day between sixty (60) and one hundred eighty (180) days after the Effective Date. Within said range, the specific Closing Date shall be selected by Seller by giving Purchaser at least thirty (30) days prior written notice of the Closing Date selected by Seller. If, however, Seller fails to select a Closing Date as aforesaid, then the Closing Date shall be on a date mutually acceptable to Purchaser and Seller, but no later than one hundred eighty (180) days after the Effective Date. The Closing shall take place at the office of the agent for the Title Company in Little Rock, Arkansas or such other place as may be agreed upon by Seller and Purchaser. Subject to the Tenant’s occupancy under the Lease, Seller shall deliver possession of Seller’s Undivided Interest to Purchaser at the Closing.

(2) The obligation of Purchaser to close this transaction is subject to the following conditions precedent (i) the representations and warranties of Seller set forth herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if made at that time, and Seller shall have delivered to Purchaser a certificate to that effect; (ii) Seller shall have tendered the Deed and Bill of Sale and shall have otherwise performed in all material respects all of Seller’s other obligations and covenants hereunder required to be performed by Seller pursuant to this Agreement at or prior to the Closing; (iii) the Title Company shall have issued or be prepared to issue the Title Policy, with all standard exceptions removed and endorsements reasonably requested by Purchaser added, providing coverage subject only to the Permitted Exceptions; and (iv) any other condition precedent set forth in this Agreement to Purchaser’s obligation to effect the Closing hereunder shall have been satisfied in all material respects. Purchaser shall have the right to waive any or all of the foregoing conditions, which waiver shall be enforceable against Purchaser only if in writing.

(3) The obligation of Seller to close this transaction is subject to the following conditions precedent: (i) the representations and warranties of Purchaser set forth herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if made at that time, and Purchaser shall have delivered to Seller a certificate to that effect; (ii) Purchaser shall have tendered the Purchase Price as provided herein and shall have otherwise performed in all material respects all of Purchaser’s other obligations and covenants hereunder required to be performed by Purchaser pursuant to this Agreement at or prior to the Closing; and (iii) any other condition precedent set forth in this Agreement to Seller’s obligation to effect the Closing hereunder shall have been satisfied in all material respects. Seller shall have the right to waive any or all of the foregoing conditions, which waiver shall be enforceable against Seller only if in writing.

(b) Seller’ Obligations at Closing. At Closing, Seller shall (i) give full and complete possession of Seller’s Undivided Interest to Purchaser (including all keys and copies of the Records relating to the Property in possession or under control of Seller), subject to the occupancy by Tenant under the Lease, and (ii) execute and deliver to Purchaser all documents required to be delivered by Seller pursuant to Exhibit “C”, attached hereto and made a part hereof, and (iii) execute and deliver any and all other commercially reasonable customary documents reasonably required in order to consummate the transaction contemplated hereby.

(c) Purchaser’s Obligations at Closing. At Closing, Purchaser shall (i) pay to Seller the unpaid balance of the Purchase Price specified in Section 2(b) hereof, (ii) execute and deliver to Seller all documents required to be delivered by Purchaser pursuant to Exhibit “C” hereof and (iii) execute and deliver all other commercially reasonable customary documents reasonably required in order to consummate the transaction contemplated hereby.

(d) Closing Costs. Seller shall pay the following costs in connection with the Closing: (i) one-half of the documentary/transfer tax stamps required to be affixed to the Deed, (ii) the cost for release of any security interests and mortgages affecting the Property to the extent securing indebtedness incurred or assumed by Seller, (iii) the cost of the Title Commitment and base Title Policy (any special endorsements requested by Purchaser shall be paid for by Purchaser), (iv) one-half of the Title Company agent’s closing fee, (v) one-half of the cost incurred by the Title Company’s agent for Deed preparation cost, (vi) one-half of Title Company agent’s abstract/title search fee, (vii) one half of the Escrow Agent fee, (viii) any finder’s or broker’s fees incurred by Seller, and (ix) Seller’s attorney’s fees. Purchaser shall pay the following costs in connection with the Closing: (i) one-half of the documentary/transfer tax stamps required to be affixed to the Deed, (ii) the cost of the Survey if obtained by Purchaser (or update to any prior survey, if update requested by Purchaser), (iii) one-half of Title Company agent’s closing fee, (iv) one-half of the cost incurred by the Title Company’s agent for Deed preparation cost, (v) one-half of Title Company agent’s abstract/title search fee, (vi) one half of the Escrow Agent fee, (vii) Closing costs related to Purchaser’s financing, including cost of mortgagee’s title policy, and cost incurred or fees charged for loan assumption, (viii) the cost of recording the Deed, (ix) the cost of any special endorsements to the Title Commitment/Title Policy requested by Purchaser, (x) any finder’s or broker’s fees incurred by Purchaser, and (xi) Purchaser’s attorney’s fees.

(e) Insured Closing. The Closing shall take place in such a fashion that the Title Company will insure the “gap” in time between the last examination of title to the Property and the recording of the Deed. Seller shall furnish the Title Company with a customary affidavit of Seller in a form as the Title Company may reasonably require in order to insure the “gap”.

9. Tenant Estoppel. As a condition precedent to Purchaser’s obligation to close, Purchaser shall have received an estoppel certificate from Tenant in substantially the form attached hereto as Exhibit “D”. The estoppel certificate shall not be requested from Tenant until after expiration of the Due Diligence Period. In the event the estoppel certificate shall not have been delivered to Purchaser on or before the Closing Date, Purchaser shall have the option to either (i) terminate this Agreement and receive a refund of the entire Deposit, plus any accrued interest earned thereon, or (ii) grant to Seller additional time of up to thirty (30) days, in which to attempt to obtain such estoppel certificate, in which case the time for Closing shall also be extended accordingly, if necessary for such purpose.

10. Risk of Loss, Condemnation, and Casualty.

(a) Risk of loss, damage, or destruction of the Land or Improvements, by fire or other casualty, prior to the Closing shall be on Seller.

(b) If, after the Effective Date hereof and prior to the Closing, all or part of Seller’s Undivided Interest is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or all or a material part of the Land or Improvements is damaged or destroyed by any cause, Seller shall immediately notify Purchaser in writing, and if such taking, condemnation, damage or destruction materially adversely affects the Property, Purchaser may give written notice to Seller within ten (10) days after receipt of such notice to terminate this Agreement prior to the Closing hereunder, in which event, the Deposit and any interest earned thereon shall forthwith be returned to Purchaser by the Escrow Agent, and thereupon this Agreement shall become null and void and all parties shall be relieved and released of and from any further liability hereunder except for the provisions of Subsection 3(b), Section 14, Section 15 and Section 18 hereof. If no such election is made (or such taking, condemnation, damage or destruction does not materially adversely affect the Property), this Agreement shall remain in full force and effect and the sale and purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected without adjustment, subject to the other terms and conditions set forth herein; provided, upon the Closing Seller shall assign, transfer, and set over to Purchaser all of Seller’s right, title and interest in and to any awards that have been or that may thereafter be made for such taking or condemnation to the extent attributable to Seller’s Undivided Interest therein; and Seller shall assign, transfer and set over to Purchaser all of Seller’s right, title and interest in and to any insurance money paid to Seller with respect to any such damages or destruction to the extent attributable to Seller’s Undivided Interest therein.

11. Default.

(a) Seller’s Default. In the event that Seller should fail to consummate the transactions contemplated herein in breach of this Agreement, excluding any such failure arising out of Purchaser’s default or the failure of any of the conditions to Seller’s obligations set forth herein to have been satisfied, Purchaser may, at its option and as its sole remedy, either terminate this Agreement and receive a full and immediate refund of the Deposit, including interest earned thereon, held by Escrow Agent, or enforce specific performance of this Agreement; provided, however, that if Seller’s default constitutes a Intentional Seller Default (as hereinafter defined) and Purchaser elects so to terminate this Agreement, then Purchaser shall also have the right to sue Seller for money damages suffered by Purchaser due to such Intentional Seller Default, including without limitation the amount of all third-party out-of-pocket costs and expenses incurred by Purchaser in connection with this Agreement and the Property, including due diligence costs, engineering and environmental review costs, and legal fees and expenses. In no event shall Seller be liable for consequential, speculative, remote or punitive damages. “Intentional Seller Default” means any intentional and deliberate act or omission of Seller taken on or after the date of this Agreement that is intended to result in, or does result in, the failure or inability (or substantial impairment of the ability) of Purchaser or Seller to consummate this Agreement, or is intended to result in, or does result in the failure to satisfy a condition precedent to Purchaser’s obligation expressly set forth in this Agreement. No delay or omission in the exercise of any right or remedy accruing to Purchaser upon any breach by Seller under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Purchaser of any condition or the breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.

(b) Purchaser’s Default. In the event Purchaser should fail to consummate the transactions contemplated herein in breach of this Agreement for any reason except (i) Purchaser’s termination of this Agreement as provided herein, (ii) default by Seller, or (iii) the failure of any of the conditions to Purchaser’s obligations hereunder to have been satisfied, the Escrow Agent shall deliver the Deposit with any interest earned thereon to Seller and it shall become the property of Seller, as liquidated damages. No delay or omission in the exercise of any right or remedy accruing to Seller upon any breach by Purchaser under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller of any condition or the breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.

(c) Notice; Right to Cure. As used in this Agreement, the word “default” shall mean that a party hereto has breached this Agreement; and such party has failed to cure same within thirty (30) days after receipt of written notice from the other party specifying the nature of the alleged default. No default shall become actionable until the expiration of the aforesaid cure period with the default unremedied.

12. Access. From time to time during normal business hours after the execution of this Agreement, and with reasonable prior request to and coordination with and through Seller and Tenant, to the extent permitted by the Lease or otherwise allowed by Tenant, Purchaser through its authorized agents, personnel, employees, and independent contractors, shall be entitled to enter upon the Land and Improvements in order to make a commercially reasonable inspection thereof as appropriate in the circumstances; provided no such entry or inspection shall interfere with the operations of Tenant. In addition, from and after the execution of this Agreement, Purchaser shall likewise be given reasonable access during normal business hours to the Records with respect to the Property in order to allow Purchaser to fully inspect the same.

13. Notices. Any notice, consent, approval or communication given pursuant to the provisions of this Agreement shall be in writing and shall be (a) mailed by certified mail or registered mail, return receipt requested, postage prepaid, (b) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier, or (c) sent by facsimile transmittal. The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, or refusal by the addressee or such agent of the addressee to accept receipt. Such notices shall be given to the parties hereto at the following addresses:

If to Seller:

Makor Properties, LLC

Attn: Steve Grant

251 W. 95th Street, #5 S

New York, NY 10025

Telephone: (917) 613-5033

Facsimile: (212) 715-0124;

With a copy to:

801 FO, LLC

Attn: Alex Gilbert

8448 Holly Leaf Drive

McLean, VA 22102

Telephone: (917) 544-8751

Facsimile: (703) 714-8107

With a copy to:

FRIDAY, ELDREDGE & CLARK, LLP

Attn: Walter M. Ebel, III

2000 Regions Center

400 West Capital Avenue

Little Rock, AR 72201

Telephone: (501) 370-1557

Facsimile: (501) 376-2147

If to Purchaser:

Paladin Realty Partners, LLC

Attn: William K. Dunbar

10880 Wilshire Blvd., Suite 1400

Los Angeles, CA 90024

Telephone: (310) 996-8704

Facsimile: (310) 996-8708

With a copy to:

King & Spalding LLP

Attn: Timothy N. Tucker

191 Peachtree Street

Atlanta, GA 30303

Telephone: (404) 572-4806

Facsimile: (404) 572-5148

Any party hereto may, by giving written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given to such party.

14. Brokers. Each party hereby agrees to indemnify, defend and hold the other party harmless from any claim, demand or liability for any commission or fee claimed to be owed to any broker or finder engaged by the indemnifying party in connection with the transactions contemplated by this Agreement. The provisions of this Section 14 shall survive any termination of this Agreement.

15. Escrow Agent. The Escrow Agent under this Agreement shall be Beach Abstract and Guaranty Company, or such other person or entity appointed by joint written instructions of Purchaser and Seller (the “Escrow Agent”). The Purchaser and Seller shall have the right to remove any then appointed Escrow Agent and appoint a successor by written notice signed by Purchaser and Seller, and in such event the funds held in escrow shall be promptly delivered to such successor Escrow Agent. Any funds delivered to the Escrow Agent pursuant to this Agreement shall be held by said Escrow Agent in trust and shall be deposited in an interest bearing account or certificate of deposit maintained with or issued by a federally insured commercial or savings bank (or other financial institution mutually acceptable to Purchaser and Seller). All interest earned on the Deposit shall be for the account of the Purchaser and assigned to Purchaser’s tax identification number, unless the Deposit is paid to Seller by reason of Purchaser’s default, as provided herein, in which case all interest earned thereon shall also be paid to Seller in accordance with Section 11 of this Agreement. The execution of this Agreement by the Escrow Agent is solely for purposes of evidencing the acknowledgment by said Escrow Agent of the receipt by it of the Deposit specified in Section 2 hereinabove and the terms of this Section 15. In the event of any dispute regarding any action taken, or proposed to be taken, by the Escrow Agent with respect to the Deposit, any other funds held by it, or any documents, agreements and/or property held by the Escrow Agent pursuant to this Agreement (collectively the “Escrow”), the Escrow Agent, in its sole discretion, may:

(a) Refuse to comply with any demands on it and continue to hold the Escrow until it receives either (i) written notice signed by Purchaser and Seller directing the disbursement of the Escrow, or (ii) an order of a Court, having proper jurisdiction thereover, directing the disbursement of the Escrow;

(b) On notice to Seller and Purchaser, take such affirmative action as it may deem appropriate to determine its duties as Escrow Agent, including, but not limited to, the deposit of the Escrow with a court of competent jurisdiction and the commencement of an action for interpleader; or

(c) If Purchaser or Seller shall have commenced litigation with respect to the Escrow, deposit the Escrow with the Clerk of the Court in which said litigation is pending.

Upon disbursing the Escrow under the provision of (a), (b) or (c) above, the Escrow Agent shall have no further obligation with respect to the Escrow.

Purchaser, Seller and Escrow Agent acknowledge that the Escrow Agent is acting hereunder as a depository only to the parties, and Purchaser and Seller, jointly and severally, do hereby agree to indemnify and hold harmless the Escrow Agent of and from any and all liabilities, costs, expenses and claims, of any nature whatsoever, by reason of or arising out of any act as Escrow Agent hereunder, except in the case of Escrow Agent’s gross negligence or willful misconduct.

All parties agree that the Escrow Agent shall not be liable to any party or person for (i) the sufficiency, correctness, genuineness or validity of any instrument deposited with it or any notice or demand given to it or for the form of execution of such instrument, notice or demand, or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act; (ii) acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or (iii) otherwise acting or failing to act under this Section, except in the case of Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Purchaser and Seller, and, if the Escrow Agent’s liability or duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto.

16. Compliance with Code. In order to comply with the provisions of Section 1445 of the Internal Revenue Code of 1986 (the “Code”), as amended, Seller shall deliver to Purchaser at Closing an affidavit in which Seller, under penalty of perjury, affirm that the Seller is not a “foreign person” as defined in the Code, states the United States taxpayer identification number of the Seller, and which otherwise conforms to the requirements of Section 1445 of the Code and the Regulations promulgated thereunder.

17. Seller’s Books and Records. Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, the books and records with respect to the ownership, management, maintenance and operation of the Property prior to the Closing Date and shall furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request and which is in the possession or control of Seller, or its property manager or accountants, to enable Purchaser’s affiliate (Paladin Realty Income Properties, L.P. or Paladin Realty Income Properties, Inc.), to comply with Securities and Exchange Commission Regulation S-X, Rule 3-14. At Purchaser’s sole cost and expense, Seller shall allow Purchaser’s auditor to conduct an audit of the income statements of the Property for the year of Closing (to the date of Closing) and the two prior years, and shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit.

18. General Provisions.

(a) Governing Law. This Agreement and all questions of interpretation, construction and enforcement hereof, and all controversies arising hereunder, shall be governed by the applicable statutory and common law of the State of Arkansas, without reference to choice of law principles.

(b) Severability. In the event any term or provision of this Agreement shall be held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

(c) Binding Effect, Entire Agreement, Modification. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement embodies the entire contract between the parties hereto with respect to the transaction contemplated hereby, and supersedes any and all prior agreements and understandings relating thereto, written or oral, formal or informal. No waiver hereunder, and no modifications or amendments hereto, shall have any force or effect whatsoever unless the same shall be in writing and signed by the party to be bound thereby.

(d) Further Assurances. The parties agree that from time to time hereafter, upon request, each of them will execute, acknowledge and deliver such other commercially reasonable documents and instruments, and take such further commercially reasonable action, as may be reasonably necessary to carry out the intent of this Agreement.

(e) Captions. Captions and headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement.

(f) Litigation. In the event of any litigation between the parties to this Agreement relating to or arising out of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs, including such fees and costs at trial and on appeal.

(g) Remedies. Unless otherwise specified herein or the context otherwise indicates, no remedy conferred upon either party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

(h) Assignment. This Agreement may be assigned by Purchaser to an affiliate of Purchaser prior to the Closing by written notice to Seller, and subject to the assignee executing an acceptance of said assignment and assumption of Purchaser’s obligations under this Agreement in a form reasonably acceptable to Seller. No such assignment shall relieve Purchaser of any of its obligations and covenants hereunder, and in the event of any breach or default by said assignee, Seller may pursue any available right or remedy directly against Purchaser without first resorting against said assignee (i.e., as if said assignment had not taken place). Otherwise, this Agreement may not be assigned by Purchaser without the prior written consent of Seller. Seller may assign this Agreement to a “qualified intermediary” in order to effect a deferred like kind exchange of property pursuant to Section 1031 of the Internal Revenue Code and regulations thereunder.

(i) Waiver. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(j) Survival. Any portion of this Agreement not consummated at or by Closing, and not specified elsewhere in this Agreement to the contrary, shall survive the Closing of this transaction for the time periods set forth herein, or if not set forth herein, for the applicable statute of limitations.

(k) Recordation of Agreement. This Agreement shall not be recorded in any public records, except to the extent reasonably necessary in connection with any litigation or as reasonably necessary to enforce the terms hereof or to fully effect the rights of the parties hereof.

(l) Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signatures and/or in multiple counterparts (with all counterparts together reflecting the signature of all parties hereto), and all of which together shall constitute one and the same agreement.

(m) Interpretation. Throughout this Agreement, the masculine shall include the feminine and neuter, and the singular shall include the plural, and vice versa, as the context requires. This Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation against the party causing this Agreement or any part thereof to be drafted. Wherever used in this Agreement, “any” means “any and all”; and “include” and “including” each are without limitation. Unless this Agreement expressly or necessarily requires otherwise (i) any time period measured in “days” means consecutive calendar days, except that the expiration of any time period measured in days that expires on a Saturday, Sunday or legal holiday automatically will be extended to the next day so that it is not a Saturday, Sunday or legal holiday on which the Title Company is closed for business (collectively “Business Day”); (ii) any action is at the sole expense of the party required to take it; (iii) the scope of any indemnity includes any costs and expenses, including reasonable attorneys’ fees through all levels of proceedings incurred in defending any indemnified claim, or in enforcing the indemnity, or both. The term “knowledge” as used herein shall mean actual knowledge and shall not include matters only constructively known.

(n) Exhibits. Exhibits “A” through “E” attached hereto are incorporated in this Agreement by reference.

(o) Governmental Authority. The term “governmental authority” as used herein means the City of North Little Rock, Pulaski County, the Government of the United States of America, the State of Arkansas and each and every agency, division, commission, subdivision and instrumentality of the foregoing, any or all of which have jurisdiction over the Property or any part thereof, except that if reference is made to a single governing authority, such term shall include only the single governmental authority specified.

(p) Time for Acceptance. The Seller has executed this Agreement as of the date set forth below. In the event this Agreement has not been duly executed by the Purchaser and delivered to the Seller by December 24, 2004, at 5:00 o’clock, P.M., central time, then the offer herein shall terminate, this Agreement shall be null and void and the Escrow Agent shall return to the Purchaser any Deposit made hereunder.

(q) Effective Date. The “Effective Date” of this Agreement shall be the Effective Date set forth in the first paragraph of this Agreement.

(r) Waiver of Right of First Offer. Seller hereby waives its right of first offer contained in Section 9.1 of the Tenancy in Common Agreement, dated September 1, 2002 between Seller and 801 FO, LLC (the “TIC Agreement”) for any purchase by Purchaser of the interest of 801 FO, LLC in the Property pursuant to the Option Grant contained at the end of this Agreement.

(s) Confidentiality. Except as otherwise required by applicable law or court order, and except for disclosures to Purchaser’s representatives and lender(s) who agree to abide by the provisions of this Subsection, Purchaser agrees that Purchaser and its representatives and lender(s) shall maintain in confidence, and shall not disclose to any third party, the terms of this Agreement, the Records and other non-public information relating to the Lease or the Property. The provisions of this Subsection shall terminate upon the Closing and purchase of Seller’s Undivided Interest by Purchaser hereunder. Otherwise, the provisions of this Subsection shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates indicated below.

SELLER:

Makor Properties, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

Date:	12-20-04

PURCHASER:

Paladin Realty Partners, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

Date:	12-17-04

OPTION GRANT

801 FO, LLC, an Arkansas limited liability company (“801 FO”) owns a undivided 36.14% interest in the Property (the “801 FO Undivided Interest”). 801 FO hereby grants to Paladin Realty Partners, LLC (“Purchaser”) an option (the “Option”) to purchase the 801 FO Undivided Interest simultaneously with, and conditioned upon, the closing of the sale of Makor’s Undivided Interest to Purchaser pursuant to the foregoing Agreement (the “Agreement”) between Makor and Purchaser (the “Makor Closing”). In the event the Option is exercised, 801 FO shall execute a joinder to the Agreement as a seller thereunder with respect to the 801 FO Undivided Interest, and the sale and purchase of the 801 FO Undivided Interest shall be upon the same terms and conditions (including representations, warranties and covenants of the parties) as the sale by Makor of Makor’s Undivided Interest to Purchaser pursuant to the Agreement, except that the Purchase Price for the 801 FO Undivided Interest shall be $1,481,740 (assuming 801 FO pays from the Purchase Price at the Closing its 36.14% pro rata share of the existing mortgage indebtedness with respect to the Property). In the event Purchaser elects to assume 801 FO’s 36.14% share of said existing mortgage indebtedness as provided in the Agreement, the cash payment to 801 FO at the Closing shall be appropriately reduced to reflect said assumption by Purchaser of 801 FO’s 36.14% prorata obligation thereunder. In such event it shall be a condition to 801 FO’s obligation to close that 801 FO (and any guarantors) be fully released and discharged from all liability with respect to said indebtedness, and the form and substance of said instruments of release shall be reasonably acceptable to 801 FO.

The Option herein granted shall terminate and become null and void if not exercised and closed as provided herein within 180 days after the Effective Date of the Agreement. In addition, the Option herein granted shall terminate and become null and void in the event of any termination of the Agreement, or in the event the Purchaser does not (i) exercise the Option by written notice delivered to 801 FO before the Makor Closing and (ii) close upon the purchase of the 801 FO Undivided Interest as provided herein simultaneously with the Makor Closing.

801 FO hereby waives its right of first offer contained in Section 9.1 of the TIC Agreement and agrees that, if Purchaser does not elect to purchase the 801 FO Undivided Interest, upon the purchase by Purchaser of Makor’s Undivided Interest, the TIC Agreement shall remain in force and effect between 801 FO and Purchaser unless a new agreement is entered into by Purchaser and 801 FO at or prior to such purchase. (The parties acknowledge that the TIC Agreement has been amended to reflect Makor’s and 801 FO’s current respective undivided percentage interests in the Property (i.e., 63.86% and 34.14%, respectively).

801 FO, LLC

By:	/s/ Alex Gilbert
Title:	Manager

Date:	12-20-04

Acknowledged and agreed:

Paladin Realty Partners, LLC

By:	/s/ William K. Dunbar
Title:	Vice President

Date:	12-17-04

AGREEMENT AND RECEIPT BY ESCROW AGENT

Receipt is hereby acknowledged of the sum of ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00) which is the Initial Deposit under the terms and conditions of the foregoing Agreement this          day of December, 2004. The undersigned Escrow Agent agrees to be bound by the provisions of Section 15 of said Agreement.

ESCROW AGENT:

Beach Abstract and Guaranty Company

By:	/s/ Shaun Miller

Title:	SVP

EXHIBIT “A”

LEGAL DESCRIPTION

Lot 3R, Central Arkansas I-440 Business Park, City of North Little Rock, Pulaski County, Arkansas, and being shown on plat recorded as Plat No. G-9 in the records of Pulaski County, Arkansas.

EXHIBIT “B”

PERMITTED EXCEPTIONS

1. General taxes for the year 2004, which are not yet due and payable and subsequent years, and future installments of the following Special Improvement Districts:

East Pulaski Fire Protection District No. 21 of Pulaski County, Arkansas; Faulkner Lake Drainage District (1983 last year levied).

2. Covenants, conditions, reservations and restrictions contained in Bill of Assurance filed for record February 10, 2000 and recorded as Instrument No. 2000008929, and Bill of Assurance filed for record February 20, 2001, as Instrument No. 2001012089, records of Pulaski County, Arkansas.

3. Building lines and easements as shown on plat recorded as Plat No. F-688 and Plat No. G-9, in the records of Pulaski County, Arkansas.

4. Reciprocal Easements-Restrictions on Use of Lake between D & B Commercial Park, LLC, I-440 Business Fiberpark, LLC, and Wilcox Investment Limited Partnership, filed for record June 21, 2001, of record as Instrument No. 2001047607, records of Pulaski County, Arkansas.

5. Memorandum of Lease executed by The Westmoreland Company, Inc., “Landlord”, to FedEx Ground Package System, Inc., “Tenant”, filed for record May 31, 2001, of record as Instrument No. 2001040636, records of Pulaski County, Arkansas.

6. Subject to asphalt, concrete, trees and fence being located within the easement areas as shown on Plat of Survey prepared by Gregory T. Sullivan, Registered Land Surveyor, dated August 26, 2002.

7. Subject to 8 and 2 inch water line, underground and overhead electric lines, 30 inch and 24 inch pipes, grate inlets and subject to asphalt paving being located over waters lines and underground electric all as shown on Plat of Survey prepared by Gregory T. Sullivan, Registered Land Surveyor dated August 26, 2002.

8. Variation in location of fence with respect to property lines as shown on survey prepared by Gregory T. Sullivan, Registered Land Surveyor, dated August 26, 2002.

EXHIBIT “C”

REQUIRED DOCUMENTS

1. At Closing, Seller shall furnish and deliver to Purchaser the following:

(a) A duly executed and acknowledged Special Warranty Deed (and Bill of Sale and Assignment) conveying Seller’s Undivided Interest to Purchaser, subject to the Permitted Exceptions, which Deed shall be in form for recording with any required revenue or transfer stamps in the proper amount affixed thereto (the cost of such revenue/transfer stamps shall be borne equally by Seller and Purchaser).

(b) A duly executed owner’s affidavit in customary form utilized by the Title Company’s agent.

(c) A certificate executed by the Seller certifying that (i) Seller has complied in all material respects as of the date of the Closing with all covenants and obligations of Seller required to be performed and complied with by Seller pursuant to the Agreement on or before the Closing, and (ii) all of the representations and warranties of Seller set forth in the Agreement were true and correct in all material respects when made and are true and correct in all material respects as of the date of Closing, as if made on such date.

(d) If requested by Purchaser, a duly executed notice to the Tenant, advising the Tenant of the sale of Seller’s Undivided Interest to Purchaser.

(e) A certified copy of a resolutions of the managers and/or owners/members of Seller authorizing the sale of Seller’s Undivided Interest contemplated by the Agreement and naming the officer(s)/agent(s) having authority to execute the Agreement, the Deed, Bill of Sale and other closing documents and instruments on behalf of the Seller.

(f) A certificate of good standing from the Secretary of State or other appropriate official of the state where the Seller was formed, showing that Seller is validly existing in good standing in said state, and a similar certificate from the Secretary of State of Arkansas showing that Makor is duly qualified and in good standing as a foreign limited liability company in Arkansas.

(g) A certificate of Seller as to its non foreign status as required by Section 16 of the Agreement.

(h) A duly executed and acknowledged assignment in customary form of Seller’s interest as a landlord under the Lease, free and clear of all liens, claims and encumbrances and in which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to Seller’s interest in the Lease arising from events occurring prior to the Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to Seller’s interest in the Lease arising from events occurring from and after the Closing.

(i) Such other closing documents as may be reasonable or customary for transactions of this nature.

2. At Closing, Purchaser shall furnish and deliver to Seller:

(a) The funds and documents required by Section 2 of this Agreement.

(b) A certificate executed by the Purchaser certifying that (i) Purchaser has complied in all material respects as of the date of the Closing with all covenants and obligations of Purchaser required to be performed and complied with by Purchaser pursuant to the Agreement on or before the Closing, and (ii) all of the representations and warranties of Purchaser set forth in the Agreement were true and correct in all material respects when made and are true and correct in all material respects as of the date of Closing, as if made on such date.

(c) A certified copy of a resolutions of the managers and/or owners/members of Purchaser authorizing the purchase of the Property contemplated by the Agreement and naming the officer(s)/agent(s) having authority to execute the Agreement and closing documents and instruments on behalf of the Purchaser.

(d) A certificate of good standing from the Secretary of State or other appropriate official of the state where the Purchaser was formed, showing that Purchaser is validly existing in good standing in said state.

(e) A duly executed and acknowledged acceptance in customary form of the assignment reference in paragraph 1(h) above.

(f) Such other closing documents as may be reasonable or customary for transactions of this nature.

3. At Closing, Seller and Purchaser shall mutually execute and deliver each to the other:

(a) A Closing Statement in customary form; and

(b) Such other documents and instruments as may be reasonable or customary for transactions of this nature.

EXHIBIT “D”

FORM OF TENANT ESTOPPEL CERTIFICATE

Re:     FedEx Ground Package System Facility, 801 Fiber Optic Drive, Little Rock, Arkansas (“Premises”).

Tenant:     FEDEX Ground Package System, Inc.

The undersigned, as tenant (“Tenant”), under that certain lease of the Premises dated December 11, 2000 originally with The Westmoreland Company, Inc.(“WC”), and now with Makor Properties, LLC and 801 FO LLC (together, with WC, the “Landlord”) (the “Lease”), does hereby state, declare, represent and warrant to a successor Landlord, Paladin Realty Partners, LLC (which successor Landlord Tenant assumes is undertaking the obligations of [the Landlord] [Makor Properties, LLC] under the Lease) and its lender,                             , and their respective successors and assigns as follows:

1. The copy of the Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease including all amendments, supplements, modifications, and exhibits thereto. Tenant has properly executed the Lease and the Lease is in full force and effect.

2. As of the date hereof, Tenant is occupying and paying rent on a current basis for the entire Premises. The monthly rent currently being paid by Tenant for said space pursuant to the terms of the Lease is $28,180.00 per month starting August 1, 2001.

3. Tenant has accepted possession of the Premises under the Lease, and all items of an executory nature relating thereto to be performed by Landlord, the time for performance of which has arisen and the nature of which are either known by Tenant or readily apparent, have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease to be made) in accordance with applicable plans and specifications (except for latent construction defects) and within the time periods set forth in the Lease, and Landlord has paid all required contributions towards work to be performed by Tenant under the Lease, except as follows (if none, so state): NONE

4. Tenant acknowledges that the initial term of the Lease commenced on August 1, 2001, and shall expire on July 31, 2011, unless sooner terminated in accordance with the terms of the Lease. Tenant has two options to renew or extend the lease term for periods of five years each.

5. There has been no event or occurrence that, with the giving of notice, the passage of time, or both, would constitute a default (hereinafter collectively a “Default”) in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord or Tenant.

6. Tenant has no option or right to purchase all or any portion of the property of which the Premises are a part, or any part thereof.

7. Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

8. There have been no promises or representations made to Tenant by Landlord concerning the Lease or the Premises not contained in the Lease.

9. Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows, (if none, so state): None.

10. Tenant has not received written notice of any violation of environmental laws, rules or regulations concerning the Premises except as noted on Lease Exhibit “E”.

11. Except as reflected in paragraph 2 above and other than general real estate taxes and special assessments not yet delinquent, there are no accrued and unpaid rentals under the Lease as of this date.

12. No security deposit has been made or is required under the Lease, and no prepayments of rentals due under the Lease have been made except as reflected in paragraph 2 above.

13. To the best of Tenant’s knowledge, Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord.

14. Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder.

15. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

16. This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

Very truly yours,

TENANT:

FEDEX Ground Package System, Inc.

By:
Name:
Title:
Date:

A copy of the executed lease is attached hereto and marked Exhibit “A”

EXHIBIT “E”

COPY OF LEASE

[Attached]

FIRST AMENDMENT AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of January 19, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004 (the “Agreement”), with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement.

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 3(a). Seller and Purchaser agree that the first three sentences of Section 3(a) of the Agreement are deleted in their entirety and the following two sentences are inserted in lieu thereof:

“Purchaser shall have from the Effective Date until 5:00 p.m (CST) on January 26, 2005 (the “Due Diligence Period”), to (i) reasonably complete its due diligence inspections, including a customary physical inspection of the Property and customary investigations of the Lease, relevant current financial data, records, tax bills, governmental or quasi-governmental licenses or permits, as-built drawings and specifications, surveys, title reports, soil tests, original environmental reports and any updates, appraisals, engineering studies, maintenance records, if any, insurance documentation, and any maintenance, service or other agreements presently in effect, in each case to the extent in the possession or under the control of the Seller, pertaining to the acquisition, development, construction, ownership, leasing, condition and operation of the Property (collectively, the “Records”); (ii) obtain the approval of the Property’s current lender/mortgage holder to the transactions contemplated hereby; and (iii) obtain all of Purchaser’s internal approvals. True, correct and complete copies of the Records shall be delivered to or made available to Purchaser promptly upon request after the Effective Date.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified or amended, all terms and conditions of the Agreement are hereby ratified and confirmed by Seller and Purchaser and remain in full force and effect.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

SECOND AMENDMENT AGREEMENT OF SALE AND PURCHASE

THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of January 19, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004, and which was amended by a First Amendment to Agreement of Sale and Purchase, dated January 19, 2005, between the same parties, with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement (collectively, the “Agreement”),

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 8(a). Seller and Purchaser agree that Section 8(a)(1) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“(1) The delivery of the Purchase Price money, Deed, Bill of Sale, and other documents and acts necessary to complete the transactions provided for in this Agreement shall be referred to as the “Closing.” The Closing shall take place on July 28, 2005, or on such earlier date mutually acceptable to Purchaser and Seller. The Closing shall take place at the office of the agent for the Title Company in Little Rock, Arkansas or such other place as may be agreed upon by Seller and Purchaser. Subject to the Tenant’s occupancy under the Lease, Seller shall deliver possession of Seller’s Undivided Interest to Purchaser at the Closing.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified or amended, all terms and conditions of the Agreement are hereby ratified and confirmed by Seller and Purchaser and remain in full force and effect.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this

Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

THIRD AMENDMENT AGREEMENT OF SALE AND PURCHASE

THIS THIRD AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of July 25, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004, and which was amended by a First Amendment to Agreement of Sale and Purchase, dated January 19, 2005, and a Second Amendment to Agreement of Sale and Purchase, dated June 9, 2005, each between the same parties, with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement (collectively, the “Agreement”),

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 8(a). Seller and Purchaser agree that Section 8(a)(1) of the Agreement is amended by deleting the date “July 28, 2005” and inserting in lieu thereof the date “August 25, 2005.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified and amended, the Agreement remains in full force and effect, and Seller and Purchaser hereby ratify and confirm all terms and conditions of the Agreement as modified and amended herein.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

FOURTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS FOURTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of August 22, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004, and which was amended by a First Amendment to Agreement of Sale and Purchase, dated January 19, 2005, a Second Amendment to Agreement of Sale and Purchase, dated June 9, 2005, and a Third Amendment to Agreement of Purchaser and Sale, dated July 25, 2005, each between the same parties, with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement (collectively, the “Agreement”),

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 8(a). Seller and Purchaser agree that Section 8(a)(1) of the Agreement is amended by deleting the date “August 25, 2005” and inserting in lieu thereof the date “September 15, 2005.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified and amended, the Agreement remains in full force and effect, and Seller and Purchaser hereby ratify and confirm all terms and conditions of the Agreement as modified and amended herein.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

FIFTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS FIFTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of September 14, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004, and which was amended by a First Amendment to Agreement of Sale and Purchase, dated January 19, 2005, a Second Amendment to Agreement of Sale and Purchase, dated June 9, 2005, a Third Amendment to Agreement of Sale and Purchase, dated July 25, 2005, and a Fourth Amendment to Agreement of Sale and Purchase, dated August 22, 2005 each between the same parties, with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement (collectively, the “Agreement”),

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 8(a). Seller and Purchaser agree that Section 8(a)(1) of the Agreement is amended by deleting the date “September 15, 2005” and inserting in lieu thereof the date “October 17, 2005.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified and amended, the Agreement remains in full force and effect, and Seller and Purchaser hereby ratify and confirm all terms and conditions of the Agreement as modified and amended herein.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

SIXTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS SIXTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of October 13, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004, and which was amended by a First Amendment to Agreement of Sale and Purchase, dated January 19, 2005, a Second Amendment to Agreement of Sale and Purchase, dated June 9, 2005, a Third Amendment to Agreement of Sale and Purchase, dated July 25, 2005, a Fourth Amendment to Agreement of Sale and Purchase, dated August 22, 2005, and a Fifth Amendment, dated September 14, 2005, each between the same parties, with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement (collectively, the “Agreement”),

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 8(a). Seller and Purchaser agree that Section 8(a)(1) of the Agreement is amended by deleting the date “October 17, 2005” and inserting in lieu thereof the date “October 20, 2005.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified and amended, the Agreement remains in full force and effect, and Seller and Purchaser hereby ratify and confirm all terms and conditions of the Agreement as modified and amended herein.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

SEVENTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS SEVENTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of October 19, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004, and which was amended by a First Amendment to Agreement of Sale and Purchase, dated January 19, 2005, a Second Amendment to Agreement of Sale and Purchase, dated June 9, 2005, a Third Amendment to Agreement of Sale and Purchase, dated July 25, 2005, a Fourth Amendment to Agreement of Sale and Purchase, dated August 22, 2005, a Fifth Amendment, dated September 14, 2005, and a Sixth Amendment, dated October 13, 2005, each between the same parties, with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement (collectively, the “Agreement”),

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 8(a). Seller and Purchaser agree that Section 8(a)(1) of the Agreement is amended by deleting the second sentence thereof in its entirety and inserting in lieu thereof the following: “ The Closing shall take place on the date as all requirements in this Section 8 by Seller and Purchaser to effect the Closing have been performed and Purchaser’s financing is closed and funded, but in no event later than October 27, 2005.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified and amended, the Agreement remains in full force and effect, and Seller and Purchaser hereby ratify and confirm all terms and conditions of the Agreement as modified and amended herein.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this

Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President

EIGHTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

THIS EIGHTH AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is made and entered into as of October 27, 2005, by and between MAKOR PROPERTIES, LLC, a Massachusetts limited liability company (the “Seller”), and PALADIN REALTY PARTNERS, L.L.C., a Delaware limited liability company (the “Purchaser”).

Background Statement

A. Purchaser and Seller entered into that certain Agreement of Sale and Purchase, dated as of December 20, 2004, and which was amended by a First Amendment to Agreement of Sale and Purchase, dated January 19, 2005, a Second Amendment to Agreement of Sale and Purchase, dated June 9, 2005, a Third Amendment to Agreement of Sale and Purchase, dated July 25, 2005, a Fourth Amendment to Agreement of Sale and Purchase, dated August 22, 2005, a Fifth Amendment, dated September 14, 2005, a Sixth Amendment, dated October 13, 2005, and an Eighth Amendment, dated October 19, 2005, each between the same parties, with respect to certain real property of Seller located in Pulaski County, Arkansas and more particularly described in the Agreement (collectively, the “Agreement”),

B. Purchaser and Seller desire to amend the Agreement in certain respects as hereinafter set forth.

Agreements:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party agrees constitutes sufficient consideration received, the parties agree as follows:

1. Amendment of Section 8(a). Seller and Purchaser agree that Section 8(a)(1) of the Agreement is amended by deleting the second sentence thereof in its entirety and inserting in lieu thereof the following: “ The Closing shall take place on the date as all requirements in this Section 8 by Seller and Purchaser to effect the Closing have been performed and Purchaser’s financing is closed and funded, but in no event later than November 2, 2005.”

2. Ratification and Confirmation of Agreement. Except as herein expressly modified and amended, the Agreement remains in full force and effect, and Seller and Purchaser hereby ratify and confirm all terms and conditions of the Agreement as modified and amended herein.

3. Miscellaneous. This Amendment contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but which together shall constitute this Amendment. To facilitate execution and delivery of this

Amendment, the parties may execute and exchange counterparts of the signature by telecopy. The signature of any party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, the parties hereto have duly signed and delivered this Amendment effective as of the day and year set fort above.

SELLER:

MAKOR PROPERTIES, LLC

By:	/s/ Steven F. Grant
Title:	Managing Member

PURCHASER:

PALADIN REALTY PARTNERS, L.L.C.

By:	/s/ William K. Dunbar
Title:	Vice President